Exhibit 99.3

News Release

Commercial Metals Company Announces the Notice of Conditional Redemption of Senior Notes Due 2027

IRVING, Texas, January 13, 2022 /PRNewswire/ – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that it has delivered a conditional notice of redemption (the “Notice”) to the trustee of its outstanding 5.375% Senior Notes due 2027 (the “2027 Notes”). The Notice calls for the redemption of all of the outstanding $300 million aggregate principal amount of the Notes on February 15, 2022 (the “Redemption Date”) and is conditioned on the closing of the issuance and sale of debt securities (in one or more series) in an aggregate principal amount of at least $600 million on pricing, terms and conditions satisfactory to the Company in its sole discretion, which condition the Company may waive at its discretion.

The redemption price for the 2027 Notes will be equal to 100% of the principal amount of the 2027 Notes redeemed, plus a “make-whole” premium calculated as set forth in the 2027 Notes and the indenture governing the 2027 Notes, plus accrued and unpaid interest thereon, if any, to, but not including the Redemption Date.

This press release does not constitute a notice of redemption of the 2027 Notes. Information concerning the terms and conditions of the redemption are described in the Notice which is expected to be delivered to all currently registered holders of the 2027 Notes by the trustee, U.S. Bank National Association, on or about the date hereof. Beneficial holders with any questions about the redemption should contact their respective brokerage firm or financial institution.

This press release is not an offer to sell or a solicitation of an offer to purchase the 2027 Notes or any other security.

About Commercial Metals Company

Commercial Metals Company and its subsidiaries manufacture, recycle and fabricate steel and metal products, and provide related materials and services through a network of facilities that includes seven electric arc furnace (“EAF”) mini mills, two EAF micro mills, one rerolling mill, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the United States and Poland.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws with respect to CMC’s expectations concerning the redemption of the 2027 Notes and its ability to complete future financings. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements.

Our forward-looking statements are based on management’s expectations and beliefs as of the time this press release is issued. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended August 31, 2021 and in Part II, Item 1A, Risk Factors of our subsequent Quarterly Reports on Form 10-Q as well as the following: the achievement of closing conditions with respect to the Notes Offering; changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; compliance with and changes in existing and future laws, regulations, and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers’ abilities to access credit and non-compliance of their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions and the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

SOURCE Commercial Metals Company